UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Explanatory Note

SOBR Safe, Inc. is filing an amendment (the “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2022 (the “Original Filing”) solely for the purpose of replacing Exhibit 10.4 of the Original Filing with Exhibit 10.4 attached to this Amendment. During the Edgarization process the wrong Exhibit 10.4 was inadvertently filed.

This Amendment contains only the Cover Page to this Form 8-K/A, this Explanatory Note, Item 9.01, the Signature Page and the replacement Exhibit 10.4. This Amendment speaks as of the original filing date of the Original Filing and does not modify or update in any way disclosures made in the Original Filing other than to replace Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Securities Purchase Agreement by and between SOBR Safe, Inc. and Aegis Capital Corp. dated September 28, 2022 (previously filed as Exhibit 10.1 to SOBR Safe, Inc.’s Current Report on Form 8-K filed with the SEC on October 3, 2022)

10.2

Registration Rights Agreement by and between SOBR Safe, Inc. and Purchasers dated September 28, 2022 (previously filed as Exhibit 10.2 to SOBR Safe, Inc.’s Current Report on Form 8-K filed with the SEC on October 3, 2022)

10.3

Form of Pre-Funded Warrant Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022 (previously filed as Exhibit 10.3 to SOBR Safe, Inc.’s Current Report on Form 8-K filed with the SEC on October 3, 2022)

10.4	Form of Warrant Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022

99.1	Press Release of SOBR Safe, Inc. dated September 30, 2022 (previously filed as Exhibit 99.1 to SOBR Safe, Inc.’s Current Report on Form 8-K filed with the SEC on October 3, 2022)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc.

By:	/s/ David Gandini
Name:	David Gandini
Title:	Chief Executive Officer

Date: October 14, 2022

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